                                                                     EXHIBIT 4.6

                        MASTER ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement dated as of March 25, 1998 (as amended by that CERTAIN First Amendment dated as of May 1, 1998 and by that certain Second Amendment dated as of May 5, 1998 and as hereinafter amended from time to time, the "CREDIT AGREEMENT") among NCI Building Systems, Inc., a Delaware corporation ("BORROWER"), the Lenders (as defined in the Credit Agreement), the other parties to such Credit Agreement and NationsBank of Texas, N.A., as Administrative Agent for the Lenders ("AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "ASSIGNORS" and the "ASSIGNEES" referred to on SCHEDULE 1 agree as follows:

         1. The Assignors hereby sell and assign to the Assignees, without recourse and without representation or warranty except as expressly set forth herein, and the Assignees hereby purchase and assume from the Assignors, interests in and to the Assignors' rights and obligations under the Loan Documents as of the date hereof equal to the percentage interests specified on
SCHEDULE I of all outstanding rights and obligations under the Loan Documents. After giving effect to such sales and assignments, the Commitments of the Assignees and the remaining Commitments of the Assignors and the amounts of the Loans owing to the Assignees and Assignors will be as set forth on SCHEDULE 1.

         2. Each Assignor (i) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Company or the performance or observance by any Company of any of its obligations under the Loan Documents; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of each Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and to such Assignor in an amount equal to the Commitments retained by such Assignor as specified on SCHEDULE 1.

         3. Each Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) attaches any U.S. Internal Revenue Service or other forms required under SECTION 3.20(d) of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date specified on SCHEDULE 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) each Assignee shall be a parry to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance and in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignees. The Assignors and Assignees shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignors and the Assignees have caused
Schedule I to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

                                               FACILITY A COMMITMENT AND      FACILITY B COMMITMENT AND
                      LENDER                          PERCENTAGE                       PERCENTAGE
-----------------------------------------      --------------------------     -------------------------
NationsBank of Texas, N.A                       $ 15,250,000       7.625%     $ 15,250,000       7.625%
                                                ------------     -------      ------------     -------
Swiss Bank Corporation                          $ 13,000,000        6.50%     $ 13,000,000        6.50%
                                                ------------     -------      ------------     -------
First Union National Bank                       $ 13,000,000        6.50%     $ 13,000,000        6.50%
                                                ------------     -------      ------------     -------
The Bank of Nova Scotia                         $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Compagnie Financiere de CIC et de L'Union
Europeenne                                      $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Comerica Bank                                   $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Credit Lyonnais New York Branch                 $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Creditanstalt Corporate Finance, Inc.           $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
General Electric Capital Corporation            $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Societe Generale                                $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
The Sumitomo Bank, Limited                      $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
Wachovia Bank, N.A                              $ 11,250,000       5.625%     $ 11,250,000       5.625%
                                                ------------     -------      ------------     -------
CIBC, Inc.                                      $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
Credit Agricole Indosuez                        $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
The Fuji Bank, Limited - Houston Agency         $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
Imperial Bank, a California Banking Corp.       $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
The Industrial Bank of Japan, Limited           $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
The Long-Term Credit Bank of Japan, Limited     $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
Union Bank of California, N.A                   $  7,500,000        3.75%     $  7,500,000        3.75%
                                                ------------     -------      ------------     -------
Southwest Bank of Texas N.A                     $  5,000,000        2.50%     $  5,000,000        2.50%
                                                ------------     -------      ------------     -------

                                                ------------     -------      ------------     -------
                  TOTAL                         $200,000,000         100%     $200,000,000         100%
                                                ------------     -------      ------------     -------



                                                FACILITY C COMMITMENT AND          TOTAL COMMITMENT AND
                      LENDER                           PERCENTAGE                       PERCENTAGE
-----------------------------------------     ------------------------------     ------------------------

NationsBank of Texas, N.A                     $140,000,000               70%     $170,500,000      28.42%
                                              ------------     ------------      ------------     ------
Swiss Bank Corporation                        $ 60,000,000               30%     $ 86,500,000      14.33%
                                              ------------     ------------      ------------     ------
First Union National Bank                     $          0                0%     $ 26,000,000       4.33%
                                              ------------     ------------      ------------     ------
The Bank of Nova Scotia                       $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Compagnie Financiere de CIC et de L'Union
Europeenne                                    $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Comerica Bank                                 $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Credit Lyonnais New York Branch               $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Creditanstalt Corporate Finance, Inc.         $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
General Electric Capital Corporation          $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Societe Generale                              $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
The Sumitomo Bank, Limited                    $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
Wachovia Bank, N.A                            $          0                0%     $ 22,500,000       3.75%
                                              ------------     ------------      ------------     ------
CIBC, Inc.                                    $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
Credit Agricole Indosuez                      $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
The Fuji Bank, Limited - Houston Agency       $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
Imperial Bank, a California Banking Corp.     $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
The Industrial Bank of Japan, Limited         $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
The Long-Term Credit Bank of Japan, Limited   $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
Union Bank of California, N.A                 $          0                0%     $ 15,000,000       2.50%
                                              ------------     ------------      ------------     ------
Southwest Bank of Texas N.A                   $          0                0%     $ 10,000,000       1.67%
                                              ------------     ------------      ------------     ------

                                              ------------     ------------      ------------     ------
                  TOTAL                       $200,000,000              100%     $600,000,000        100%
                                              ------------     ------------      ------------     ------

                                                      3

Effective Date: May 6, 1998

                          ASSIGNORS
                          ---------
                          NATIONSBANK OF TEXAS, N.A.


                          By: /s/ Richard L. Nichols, Jr.
                             ------------------------------------------------
                                  Richard L. Nichols, Jr.
                                  Vice President



                          SWISS BANK CORPORATION,
                          STAMFORD BRANCH


                          Re: /s/ Dorothy McKinley
                             ------------------------------------------------
                                  Dorothy McKinley
                                  Associate Director Loan Portfolio Support, US


                          By: /s/ Denise M. Clerkin
                              ------------------------------------------------
                                  Denise M. Clerkin
                                  Associate Director Loan Portfolio Support, US



                          ASSIGNEES

                          FIRST UNION NATIONAL BANK


                          By: /s/ Braxton B. Comer
                              ------------------------------------------------
                                  Braxton B. Comer
                                  Senior Vice President


                          THE BANK OF NOVA SCOTIA


                          By: /s/ F.C. H. Ashby
                             ------------------------------------------------
                          F.C.H. Ashby
                          Senior Manager Loan Operations

                          COMPAGNIE FINANCIERE DE CIC ET DE
                          L'UNION EUROPEENNE

                          By: /s/ Anthony Rock             /s/ Brian O'Leary
                             -------------------------------------------------
                                  Anthony Rock                 Brian O'Leary
                                  Vice Presidents


                          COMERICA BANK

                          By: /s/ Reginald M. Goldsmith, III
                              ------------------------------------------------
                                  Reginald M. Goldsmith, III
                                  Vice President

                          CREDIT LYONNAIS NEW YORK BRANCH

                          By: /s/ Robert Ivosevich
                             -------------------------------------------------
                                  Robert Ivosevich
                                  Senior Vice President

                          CREDITANSTALT CORPORATE FINANCE, INC.

                          By: /s/ Carl G. Drake
                              ------------------------------------------------
                                  Carl G. Drake
                                  Vice President

                          By: /s/ Stephen W. Hipp
                              ------------------------------------------------
                                  Stephen W. Hipp
                                  Associate

                          GENERAL ELECTRIC CAPITAL CORPORATION

                          By: /s/ Janet K. Williams
                              ------------------------------------------------
                                  Janet K. Williams
                                  Duly Authorized Signatory

                          SOCIETE GENERALE

                          By: /s/ Thierry Namuroy
                              ------------------------------------------------
                                  Thierry Namuroy
                                  Vice President

                          THE SUMITOMO BANK, LIMITED

                          By: /s/ William R. McKown, III
                             -------------------------------------------------
                                  William R. McKown, III
                                  Vice President and Manager

                          WACHOVIA BANK, N.A.

                          By: /s/ Paige D. Mesaros
                              -------------------------------------------------
                                  Paige D. Mesaros
                                  Vice President

                          CIBC, INC.

                          By: /s/ Elizabeth Fischer
                              -------------------------------------------------
                                  Elizabeth Fischer
                                  Executive Director
                                  CIBC Oppenheimer Corp., AS AGENT

                          CREDIT AGRICOLE INDOSUEZ

                          By: /s/ David Bouhl
                             -------------------------------------------------
                                  David Bouhl, E.V.P.
                                  Head of Corporate Banking - Chicago

                          By: /s/ W. Leroy Startz
                              -------------------------------------------------
                                  W. Leroy Startz
                                  First Vice President

                          THE FUJIBANK, LIMITED - HOUSTON AGENCY

                          By: /s/ Philip C. Lauinger III
                              -------------------------------------------------
                                  Philip C. Lauinger III
                                  Vice President and Manager

                          IMPERIAL BANK, A CALIFORNIA BANKING
                          CORPORATION

                          By: /s/ Ray Vadalma
                              -------------------------------------------------
                                  Ray Valdalma
                                  Senior Vice President

                          THE INDUSTRIAL BANK OF JAPAN, LIMITED

                          By: /s/ Takuya Honjo
                              -------------------------------------------------
                                  Takuya Honjo
                                  Senior Vice President

                          THE LONG-TERM CREDIT BANK OF JAPAN,
                          LIMITED

                          By: /s/ Sadao Muraoka
                              ------------------------------------------------
                                  Sadao Muraoka
                                  Head of Southwest Region

                          UNION BANK OF CALIFORNIA, N.A.

                          By: /s/ Albert W. Kelley
                              -------------------------------------------------
                                  Albert W. Kelley
                                  Vice President

                          SOUTHWEST BANK OF TEXAS, N.A.

                          By: /s/ Gary Tolbert
                              -------------------------------------------------
                                  Gary Tolbert
                                  Senior Vice President


Accepted and Approved as of May 6, 1998
--------------------------------------------------

NATIONSBANK OF TEXAS, N.A.,
As Administrative Agent


By: /s/ Richard L. Nichols, Jr.
    ----------------------------------------------
        Richard L. Nichols, Jr.
        Vice President

Approved as of May 6, 1998

NCI BUILDING SYSTEMS, INC.


By: /s/ Robert J. Medlock
    ----------------------------------------------
        Robert J. Medlock
        Vice President and Chief Financial Officer